     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 1998
                                                     REGISTRATION NO. 333-50657
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                      TRANSNATIONAL FINANCIAL CORPORATION
                        (NAME OF SMALL BUSINESS ISSUER)
                               ----------------
       CALIFORNIA                    6162                    94-2964195
 (STATE OR JURISDICTION  (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
           OF             CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

                           301 JUNIPERO SERRA BLVD.
                                   SUITE 270
                            SAN FRANCISCO, CA 94127
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                JOSEPH KRISTUL
                           301 JUNIPERO SERRA BLVD.
                                   SUITE 270
                            SAN FRANCISCO, CA 94127
                                (415) 334-7000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                       COPIES OF ALL COMMUNICATIONS TO:

      ROBERT A. FORRESTER, ESQ.                  NORMAN R. MILLER, ESQ.
        1215 EXECUTIVE DR. WEST                WOLIN, RIDLEY & MILLER, LLP
               SUITE 102                          3100 BANK ONE CENTER
         RICHARDSON, TX 75081                       1717 MAIN STREET
            (972) 437-9898                        DALLAS, TX 75201-4681
          FAX (972) 480-8406                         (214) 939-4900
                               ----------------
  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of the Registration Statement. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                                       PROPOSED
                                                       MAXIMUM        PROPOSED
                                         AMOUNT     OFFERING PRICE    MAXIMUM       AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES       TO BE           PER         AGGREGATE     REGISTRATION
         TO BE REGISTERED              REGISTERED    SECURITY(2)   OFFERING PRICE     FEE(4)
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
 Common Stock....................       230,000(1)      $7.50        $1,725,000        $590
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 Representative's Warrants(3)....        20,000         $0.001          $20             $1
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 Common Stock Underlying
  Representative's Warrants......        20,000         $9.00         $180,000         $295
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 Total...........................                                                      $886
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
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(1) Includes 30,000 shares subject to the Underwriters' over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) These shares may be issued upon exercise of the Warrants and the Representative's Warrant. An additional indeterminate number of shares of Common Stock are being registered hereby to cover any adjustments in the number of shares issuable upon exercise of the Warrants and the Representative's Warrant pursuant to antidilution provisions contained therein.
(4) The registration fee for the additional securities registered pursuant to this Registration Statement has been paid in full in connection with the payment of the registration fee for the securities registered pursuant to the Registration Statement on Form SB-2 (No. 333-50657).
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

            INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON
                        FORM SB-2 (FILE NO. 333-50657)

  This Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, by Transnational Financial Corporation (the "Company") hereby incorporates by reference into this Registration Statement on Form SB-2 in its entirety the Registration Statement on Form SB-2 (File No. 333-50657) declared effective on June 23, 1998 by the Securities and Exchange Commission, including each of the documents filed by the Company with the Commission as exhibits thereto.

                                 CERTIFICATION

  The Company hereby certifies to the Securities and Exchange Commission that it has paid in full the registration fee for the additional securities registered pursuant to this Registration Statement prior to its filing by over-payment of the registration fee in connection with the Registration Statement on Form SB-2 (No. 333-50657).

                                  SIGNATURES

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZES THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, CALIFORNIA ON JUNE 23, 1998.

                                          TRANSNATIONAL FINANCIAL CORPORATION



                                          By        /s/ Joseph Kristul
                                            -----------------------------------
                                                     Joseph Kristul
                                                 Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Joseph Kristul            Director, Chief          June 23, 1998
-------------------------------------   Executive Officer,
           Joseph Kristul               Principal
                                        Accounting and
                                        Financial Officer

          /s/ Maria Kristul            Director, President      June 23, 1998
-------------------------------------
            Maria Kristul

         /s/ Eugene Kristul            Director, Secretary      June 23, 1998
-------------------------------------
           Eugene Kristul

         /s/ Hilary Whitley            Director                 June 23, 1998
-------------------------------------
           Hilary Whitley

ITEM 27. EXHIBITS

 EXHIBIT
   NO.                                    ITEM
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
  5      Opinion of Robert A. Forrester, Esq.
 23.1    Consent of Moss Adams LLP
 23.2    Consent of Robert A. Forrester, Esq. is contained in his opinion filed as Exhibit 5.1 to this Registration Statement.